UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

BRISHLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-146561	20-2835920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5525 Erindale Dr., Suite 201 Colorado Springs, CO 80918
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (719) 260-8509

N/A
(Former Name or Former Address, if Changed Since Last Report.)

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

        On August 27, 2008, Brishlin Resources, Inc. (the “Company”) entered into an Agreement to Exchange Common Stock (“Exchange Agreement”) with certain shareholders of Synergy Resources Corporation (“Synergy”). The Synergy shareholders do not have any prior relationship with the Company or its officers or directors. Pursuant to the Exchange Agreement, the Company has agreed to acquire 8,935,000 shares of Synergy’s common stock in exchange for 8,935,000 post-split shares of the Company’s common stock. The Exchange Agreement contemplates that the Company will conduct a 1-for-10 reverse stock split prior to closing. The Company also agreed to issue substitute warrants and options to acquire shares of the Company’s common stock to certain Synergy Shareholders in exchange for Synergy warrants and options. Assuming that the reverse stock split and the share exchange are carried out, the Company anticipates that it will have 9,973,000 shares of common stock outstanding, before any adjustments for fractional shares and exclusive of outstanding warrants and options.

        The Exchange Agreement also contemplates that the Company will declare a dividend to the Company’s shareholders as of the closing of the Exchange Agreement consisting of one warrant to purchase one share of common stock for each post-split share of common stock outstanding, pending satisfaction of certain regulatory requirements, including obtaining an effective registration statement with the Securities and Exchange Commission. The Exchange Agreement may be terminated by either party if the transaction is not completed on or before September 15, 2008. The Exchange Agreement may also be terminated if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party.

        A copy of the Exchange Agreement is attached hereto as Exhibit 10.1 and incorporated by reference. Certain exhibits to the Exchange Agreement are omitted in accordance with applicable securities laws and regulations.

Item 8.01   Other Events.

        The Company has called a special meeting of its shareholders to be held on September 8, 2008 in connection with certain of its obligations under the Exchange Agreement. The purpose of the meeting is to vote on a 1-for-10 reverse stock split and a potential corporate name change. Shareholders of record as of August 27, 2008 are entitled to vote at the meeting. On August 28, 2008, the Company mailed a proxy statement to its shareholders regarding the action to be taken at the special meeting. Since the Company has not registered a class of securities under the Securities Exchange Act of 1934, as amended, it is not required to file its proxy statement or annual report pursuant to Section 14 of that Act or the rules adopted thereunder.

        In order to make the contents of the proxy statement available to interested persons, the Company is attaching those documents to this current report as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

    (d)        Exhibits. The following exhibits are furnished with this report:

10.1	Agreement to Exchange Common Stock Between Brishlin Resources, Inc. and Certain Shareholders of Synergy Resources Corporation dated August 27, 2008.

99.1	Notice and Proxy Statement sent to shareholders dated August 28, 2008.

Cautionary Statement

        Certain statements contained herein or in the exhibits furnished with this report made by or on behalf of the Company may contain forward-looking statements. Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that could cause actual results to differ materially include, among others, drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISHLIN RESOURCES, INC.
Date: September 3, 2008	By:	/s/ Raymond E. McElhaney Raymond E. McElhaney, President and Chief Executive Officer

Exhibit Index

        The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit

10.1	Agreement to Exchange Common Stock Between Brishlin Resources, Inc. and Certain Shareholders of Synergy Resources Corporation dated August 27, 2008.

99.1	Notice and Proxy Statement sent to shareholders dated August 28, 2008.